UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2009

SIERRA VENTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-146675	26-0665441
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1685 H Street, Number 155, Blaine, Washington 98230
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (888) 755-9766

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” commencing on page 2 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this report, the terms “we”, “us”, “our” and “Sierra” mean Sierra Ventures, Inc. unless otherwise indicated.

Sierra is an exploration stage corporation. There is no assurance that commercially viable mineral deposits exist on the claims we have under option. Further exploration and/or drilling will be required before a final evaluation as to the economic and legal feasibility of our projects is determined.

Item 5.01 Changes in Control of Registrant

On December 11, 2009 Ken Liebscher purchased 6,000,000 shares of common stock from Ian Jackson, our sole director and officer. The purchase price of the shares was $200,000, which was paid in cash and by the personal funds of Mr. Liebscher.

Ken Liebscher now owns 6,000,000 of our shares of common stock, which is 67.4% of our issued and outstanding shares of common stock as of December 11, 2009.

FORM 10 INFORMATION

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated with our Business

We are an exploration stage corporation, lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on October 19, 2006, and have only started our proposed business but have not realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $113,183. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to find a profitable exploration property;
  our ability to generate revenues; and
  our ability to reduce exploration costs.

Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail and investors may lose their entire investment.

We are in the very early exploration stage and cannot guarantee that our exploration work will be successful or that any minerals will be found or that any production of minerals will be realized. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property. Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our property our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

We have no known mineral reserves and we may not find any gold or if we find gold it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to suspend operations.

We have no known mineral reserves. Even if we find gold it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold is recoverable, we do not know that this can be done at a profit. Failure to locate gold in economically recoverable quantities will cause us to suspend operations.

The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

We may be adversely affected by fluctuations in ore and precious metal prices.

The value and price of our shares of common stock, our financial results, and our exploration, development and mining activities, if any, may be significantly adversely affected by declines in the price of precious metals and ore. Mineral prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of mineral producing countries throughout the world.

The prices used in making resource estimates for mineral projects are disclosed, and generally use significantly lower metal prices than daily metals prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated resource quantities, which are affected by a number of additional factors. For example, a 10% change in price may have little impact on the estimated resource quantities, or it may result in a significant change in the amount of resources.

Transportation difficulties and weather interruptions may affect and delay proposed mining operations and impact our proposed business.

Our mining properties are accessible by road, however, the last six miles to the property is on dirt roads. The climate in the area is hot and dry in the summer but cold and subject to snow in the winter, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year.

Supplies needed for exploration may not always be available.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our proposed business plans.

Good title to the Zhangjiafan property is registered in the name of another person. In order to exercise its rights under an option agreement we must incur certain exploration costs and make royalty payments. Failure by Sierra to incur the exploration expenditures or to make the royalty payments will result in forfeiture of Sierra’s right to acquire a 25% interest in the property.

Title to the property we intend to explore is not held in our name but rather that of Jiujiang, a corporation resident in the People’s Republic of China. In the event Jiujiang were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if it were to grant an option to another party, that party would be able to enter the property, carry out certain work commitments and earn right and title to the property and we would have little recourse as we would be harmed, will not own any property and would have to cease operations. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Jiujiang in the situations described, there is a question as to whether that recourse would have specific value.

Under the terms of the option agreement, Sierra has the right to acquire a 25% interest in the right and title to the Zhangjiafan property upon incurring exploration expenses on the property of a minimum of $20,000 by May 31, 2009, such payment having been made, incurring additional exploration expenses in the amount of $40,000 by May 31, 2010, and making annual advance on royalty payments in the amount of $25,000 commencing May 31, 2011. Failure by Sierra to make any of the payments or to incur the required exploration expenses will result in the loss of the option to acquire an interest in the property. Should we lose the option to acquire an interest in the property, Sierra may have to cease operations.

Management will devote only a limited amount of time to Sierra’s business. Failure of our management to devote a sufficient amount of time to our business plans may adversely affect the success of our business.

Mr. Ian Jackson, our former President and CEO, was devoting only approximately six hours per week to our business plans, and Mr. Ken Liebscher will be devoting approximately 10 hours per week, our business may suffer. As a result, exploration of the property may be periodically interrupted or suspended. Interruptions to, or suspension of, exploration may cause us to cease operations.

Management lacks formal training in mineral exploration.

Our officers and directors have no professional accreditation or formal training in the business of exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry. Thus, we will retain such technical experts as are required to provide professional and technical guidance.

Risks Associated With Doing Business in China

Various matters that are specific to doing business in China may create additional risks or increase the degree of such risks associated with our business activities. These risks include the following:

Our business operations will be based in the People’s Republic of China (the “PRC” or “China”), all of our revenues, if any, will derive from China which presents issues associated with economic, political and social changes that may occur in a rapidly developing country.

Our business operations will be located in, and our revenues, if any, derived from activities in the PRC. Initially, prior to the exercise of the option, our operations in China will be conducted through and with the assistance of Jiujiang, a Chinese company and our partner. Accordingly, our business, financial condition and results of operations could be significantly and adversely affected by economic, political and social changes in China. The economy of China has traditionally been a planned economy, subject to five-year and annual plans adopted by the state, which set down national economic development goals. Since 1978, the central government has been moving the economy from one that is planned to a more open, market-oriented system. Economic development is following a model of market economy under socialism. Under this direction, they are expected to continue to strengthen China’s economic and trading relationships with foreign countries; business development in the PRC is expected to follow market forces and the rules of market economics. However, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. In addition, there is no guarantee that a major turnover of senior political decision makers will not occur, or that the existing economic policy of the PRC will not be changed. A change in policies could adversely affect our interests in China by changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of supplies, or the expropriation of private enterprises.

Failure to understand and adapt to Chinese standards and laws may cause us to break laws which may result in our having to cease operations and go out of business.

The Chinese legal system is different from the U.S. justice system. Most of the material agreements to which we or our affiliates are party or will be party in the future with respect to mining assets in the PRC are expected to be governed by Chinese law and some may be with Chinese governmental entities. The Chinese legal system embodies uncertainties that could limit the legal protection available to Sierra and its shareholders. The outcome of any litigation may be more uncertain than usual because: (i) the experience of the Chinese judiciary is relatively limited, and (ii) the interpretation of China’s laws may be subject to policy changes reflecting domestic political changes.

Legal System

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems (the system in the U.S.), it is a system in which decisions in earlier legal cases do not generally have precedential value. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly; their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors such as the right of foreign invested enterprises to hold licenses and permits such as business licenses. Because all of our assets are located outside the U.S., it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons or entities.

Limited Interpretation

The laws that do exist are relatively recent and their limited interpretation and enforcement involve uncertainties, which could limit the available legal protections. Even where adequate Chinese law exists it may be impossible to obtain swift and equitable enforcement of such law or to obtain enforcement of judgments by a court of another jurisdiction. The inability to enforce or obtain a remedy under such agreements would have a material adverse impact on our operations.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial property or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction, in either of these cases, may be severely limited and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act and if our personnel or agents are determined to have engaged in certain practices, we could suffer severe penalties and possibly lose our investments in China.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits United States corporations from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign corporations, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. If our competitors engage in these practices they may receive preferential treatment from personnel of some corporations, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we have informed our personnel and current agents that such practices are illegal, we cannot assure that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties including the loss of our Chinese investments which would effectively cause us to cease business operations.

Risks Associated with our Common Stock

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

There is currently no established public trading market for our common stock.

Our securities are not listed for quotation on any public exchange and there is currently no active trading in our common stock and there is no assurance that an active trading market will ever develop. Accordingly, there is a very high risk that our current stockholders may not be able to be resell their securities at any time in the future.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 8,900,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Risks Related to our Financial Results and Need for Additional Financing

Our auditors’ reports contain a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have stated in their report, included in our annual report on Form 10-K filed with the Securities and Exchange Commission on September 8, 2009, that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had net losses of $51,106 and $56,311, respectively, for the fiscal years ended May 31, 2009 and 2008. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding, including potential joint venture partners, while we continue the initial exploration phase on our mining claims. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

We will need additional capital to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our research, exploration and development efforts.

In addition to our current accumulated deficit, we expect to incur additional losses in the foreseeable future. Until we are able to determine if there are mineral deposits available for extraction on our properties, we are unlikely to be profitable. Consequently, we will require substantial additional capital to continue our exploration and development activities. There is no assurance that we will not incur additional and unplanned expenses during our continuing exploration and development activities. When additional funding is required, we intend to raise funds either through private placements or public offerings of our equity securities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

If we are unable to secure adequate sources of funds, we may be forced to delay or postpone the exploration, development and research of our properties, and as a result, we might be required to diminish or suspend our business plans. These delays in development would have an adverse effect on our ability to generate revenues and could require us to possibly cease operations. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy protection, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We are incurring increased costs as a result of being a publicly-traded company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. For example, as a result of becoming a public company, we have created additional board committees and have adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred additional costs associated with our public company reporting requirements. These new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties or selling the rights to exploit those mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Wyoming on October 19, 2006, as Sierra Ventures, Inc. and established a fiscal year end of May 31. Our statutory registered agent's office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001 and our business office is located at 1685 H Street, No. 155, Blaine, Washington 98230. Our telephone number is (888) 755-9766.

There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We are a start-up, exploration stage company engaged in the search for gold and related minerals. There is no assurance that a commercially viable mineral deposit, a reserve, exists in our optioned mineral property or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.

Our Current Business – Mineral Exploration

On March 22, 2007, as amended on May 15, 2009, we optioned a 25% interest in a gold exploration property referred to as the Zhangjiafan Mining Property located in Jiangxi Province, People’s Republic of China, 13 kilometers northwest of Dexing City which is approximately eight hours by aircraft and ground transportation west of Shanghai by entering into an Option to Purchase and Royalty Agreement with Jiujiang Gao Feng Mining Industry Limited Company of Jiangxi City, Jiangxi Province, China (“Jiujiang”), the beneficial owner of the property, an arms-length Chinese corporation, to acquire an interest in the property by making certain expenditures and carrying out exploration work.

On October 11, 2007, a registration statement relating to our initial public offering of common stock was filed with the SEC. A total of 2,900,000 shares of common stock were sold to the public for $0.05 per share (consisting of 2,000,000 sold by us for gross proceeds of $100,000 and 900,000 shares sold by the selling stockholders) prior to the declaration of an effective date of the registration statement under our mistaken assumption that the registration statement had become effective through the passage of time after its filing. Selling shares prior to the establishment of an effective date can result in potential violations of federal and state securities laws. As a result, these stock issuances and resales may have violated the Securities Act of 1933. Rescission offers for such potential violations are commonly made by companies in these situations and the filing of a registration statement is a normal part of the rescission offer process. We have previously disclosed in our regulatory filings that all of the subscribers had been informed of this situation. As a result, we were prepared to refund part or all associated monies and to cancel part or all associated common shares that could have been tendered for rescission.

On February 27, 2009, we filed an S-1 rescission offering registration statement which became effective on March 5, 2009, and which addressed federal and state securities laws compliance issues by allowing the holders of the shares covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us or the selling shareholders. In addition, we conducted the offering in order to be able to reduce our contingent liabilities.

The rescission offer process closed on April 24, 2009, with no shares being submitted for rescission. When the rescission offer expired, any person who did not accept the offer received freely tradable stock.

No shares were issued in the fiscal year under discussion.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to reassess whether to proceed with exploration of the Zhangjiafan property to determine if there are commercially exploitable deposits of gold and silver, and if we decide not to proceed, to seek other mineral exploration properties. Gao Fenglin, Senior Engineer, recommended a two-phase exploration program to properly evaluate the potential of the property. Exploration will determine if gold exists on the property and if any gold which is found can be economically extracted and profitably processed.

We do not claim to have any ores or reserves whatsoever at this time on our optioned property.

We, through our joint venture partner, retained the services of the Jiujiang Geological Engineering Group Company and Gao Fenglin prior to the commencement of the first phase of the work program and will assess the results of the program upon receipt of the report.

Work commenced on the phase I exploration program on our optioned Zhangjiafan mineral property on April 27 and concluded on June 04, 2009. Our portion of the phase I geological exploration program on the property cost $30,000 (paid) (25% of the totally budgeted cost of $120,000) which was a reflection of local costs for the specified type of work. Phase I will require up to three months for analysis, evaluation of the work completed and the preparation of a report. Costs for phase I were made up of wages, fees, geological and geochemical supplies, assaying, equipment, diamond drilling and costs of operation. We will assess the results of this program upon receipt of an appropriate engineering or geological report.

Environmental Regulations

Environmental laws and regulations relating to public lands are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all legal requirements. Any portals, audits or shafts will be sealed upon abandonment of a property.

It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined until we commence our operations and know what that will involve from an environmental standpoint.

Competition

The gold mining industry is highly fragmented and competitive. We are competing with many other exploration companies looking for gold and other minerals. We are among the smallest exploration companies in existence and we are an infinitely small participant in the gold exploration business, which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our current claims or properties. Readily available commodities markets exist around the world for the sale of gold and other minerals. Therefore, if we discover mineralization on our properties, we would likely be able to sell the minerals in the market.

Government Regulations

We will be subject to all the laws, rules and regulations which govern the mineral processing and mining industry and we intend to fully comply with all environmental, health and safety laws, rules, regulations and statutes.

Specifically, the proposed exploration of the property will be governed by the State of Nevada mining laws, rules and regulations. We will determine and comply with all rules and regulations governing operations prior to commencement of same.

Employees

At present, we have no employees. We currently operate with a single executive officer, who devotes his time as required to our business operations. Our executive officer is not presently compensated for his services and does not have an employment agreement with us.

Properties

Our principal office is located at 1685 H Street, No. 155, Blaine, Washington 98230. Our telephone number is (888) 755-9766. Our principal office is provided by our officer and director at no cost. We believe that the condition of our principal office is satisfactory, suitable and adequate for our current needs.

We hold an option for a 25% interest in the Zhangjiafan Mining Property, a gold exploration and mining property, located in Jiangxi Province, China, approximately 8 hours by aircraft and ground transportation west of Shanghai (1,000 miles). We can acquire an interest in the property by making certain expenditures and carrying out exploration work.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General Information

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

As used in this report, the terms “we”, “us”, “our”, and “Sierra” mean Sierra Ventures, Inc., unless otherwise indicated.

Sierra is an exploration stage company. There is no assurance that commercially viable mineral deposits exist on the mineral property that we have under option. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the claim is determined.

Foreign Currency and Exchange Rates

Dollar costs of Sierra’s property acquisition and planned exploration costs are in Chinese Yuan also known as Renminbi (RMB). For purposes of consistency and to express United States Dollars throughout this report, Chinese currency has been converted into United States currency at the rate of US $1.00 being approximately equal to RMB 7.50 or RMB 1.00 being approximately equal to US $0.13 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

The reader of this Report is directed to our Form 10-K Report for May 31, 2009, dated September 8, 2009, and our S-1 registration statement dated February 27, 2009 for further discussion of the property, mineral exploration in China, geology and other background information on the optioned property.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to reassess whether to proceed with the initial exploration of the Zhangjiafan property to determine if there are commercially exploitable deposits of gold and silver, and if we decide not to proceed, to seek other mineral exploration properties. We retained the services of the Jiujiang Geological Engineering Group Company and Gao Fenglin to complete the first phase of the work program and to complete and assess the results of the program. Upon receipt of that report we will be in a position to review the work completed and to properly evaluate the potential of the property and to determine if gold exists on the property and if any gold which is found can be economically extracted & profitably processed.

We do not claim to have any ores or reserves whatsoever at this time on our optioned property.

Phase I Exploration Program

We have now completed the field work associated with the first phase of the exploration plan; we do not expect to receive the results of the work and a report on the phase I efforts until later this year. If our initial exploration efforts are favourable we intend to proceed with longer term exploration.

Initially, we ran a grid over the entire property and reviewed maps of the results of past reported geological and geochemical programs correlating all past information to our grid; then we completed a geological survey to evaluate certain specific targets previously identified. Phase 1 established a base line grid with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline and related previous ground and airborne electromagnetic surveys over the grid. Samples taken from various locations were tested for traces of gold, silver, lead, copper, zinc, iron and other metals; however, our primary focus was the search for gold. The geologists will now compare relative concentrations of gold, silver, lead and other indicator metals in samples recovered so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance.

Phase II will not be carried out until 2010 or 2011 and will be contingent upon favourable results from phase I and specific recommendations in the resulting report. Specifics of the work to be carried out have not yet been determined and will be delineated as recommendations in the reporting of the results of phase I. The second phase may require up to six weeks work and may cost up to $200,000 in total (Sierra’s portion being $50,000) comprised of wages, fees, camp, equipment rental, trenching, diamond drilling, assays and related. Four months may be required for analysis and the preparation of a report and evaluation on the work accomplished.

Employees

We intend to continue to use the services of subcontractors for manual labour exploration work and an engineer or geologist to manage the exploration program. Our only employee will be Ian Jackson our senior officer and director. In regards to phase I of the planned exploration program, we have retained Gao Fenglin as senior geological consultant.

At present, we have no employees, other than our executive officer who does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to employees.

Offices

Our offices are located at 1685 H Street, No. 155, Blaine, Washington 98230. Currently, these facilities are provided to us by Ian Jackson, a director and officer, without charge, but such arrangement may be cancelled at anytime without notice. Specific direct expenses incurred such as telephone and secretarial services are charged back to Sierra at cost.

Risks

At present we do not know if the claims contain commercially exploitable reserves of gold or any other valuable mineral. Additionally, the proposed expenditures to be made by us in the exploration of the claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other unanticipated conditions can be encountered in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

In order to complete future phases of our proposed exploration program we will need to raise additional funding. Even if the first phase of our exploration program is deemed to be successful there is no guarantee that we will be able to raise any additional capital in order to finance future phases.

The Vendor holds the mining rights to the claims which thereby gives him or his designated agent, the rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. In the event it were to grant another deed which is subsequently registered prior to our deed, the third party would obtain good title and we would have nothing.

Jiujiang has granted an option to Sierra to allow us to explore, mine and recover any minerals on the claims. As with the preceding, if it were to grant an option to another party, that party would be able to enter the claims, carry out certain work commitments and earn right and title to the claims; we would have little recourse as we would be harmed, would not own any claims and would have to cease operations. However, in either event, Jiujiang would be liable to us for monetary damages for breach of the agreement. The extent of that liability would be for our out of pocket costs for expenditures on the claims, if any, in addition to any lost opportunity costs if the claims proved to be of value in the future. The agreement does not specifically reference these risks or the recourse. Although we would have recourse against the vendor in the situations described, there is a question as to whether that recourse would have specific value.

Finally, even if our exploration program is successful we may not be able to obtain commercial production. If our exploration is successful and commercial quantities of ore are discovered we will require a significant amount of additional funds to place the claims into commercial production.

Results of Operations

Sierra was incorporated on October 19, 2006; comparative periods for the three months ended August 31, 2009, August 31, 2008, and October 19, 2006 (inception), through August 31, 2009, are presented in the following discussion.

Since inception, we have used our common stock to raise money for our optioned acquisition and for corporate expenses. Net cash provided by financing activities (less offering costs) from inception on October 19, 2006, to August 31, 2009, was $115,000 as proceeds received from sales of our common stock.

We did not generate any revenues from operations for the quarter ended August 31, 2009, nor for the similar quarter in 2008. To date, we have not generated any revenues from our exploration business.

Revenues

REVENUE – Gross revenue for the quarter ended August 31 2009, and August 31, 2008, was $0. To date, we have not generated any revenues.

COMMON STOCK – Net cash provided by financing activities during the quarters ended August 31, 2009, and 2008 was $0 (nil). $115,000 has been received from inception on April 11, 2006, through to and including August 31, 2009. No options or warrants were issued to issue shares at a later date in the most recent quarter.

Expenses

Expense Item	For the quarter ended August 31, 2009	For the quarter ended August 31, 2008	Feb. 11, 2005 (Inception) through August 31, 2009
Mineral property exploring	$ 0	$ 0	$ 30,000
Professional fees	1,484	2,300	28,017
Compensation	-	-	-
Communications	-	2,080	16,600
Office	498	2,707	16,267
Travel, meals & entertain	828	2,842	12,429
Transfer agency services	600	4,000	5,660
Registration & filing fees	-	-	7,470
Other costs and services	-	-	150
TOTAL	$ 3,410	$ 13,929	$ 116,593

SUMMARY – Total expenses were $3,410 in the quarter ended August 31, 2009, and $13,929 for the comparative period last year. A total of $116,593 in expenses has been incurred since inception on October 19, 2006, through August 31, 2009. Costs have and will vary from quarter to quarter based on the level of corporate activity, exploration operations and capital raising. Costs in the most recently completed quarter decreased relative to the similar period last year as we were relatively inactive while we awaited the results of the first phase of exploration on our optioned mineral property. These costs can be subdivided into the following categories:

PROFESSIONAL FEES: Sierra incurred $1,484 in professional fees for the quarter ended on August 31, 2009, and $2,300 for the comparative period last year. From inception to October 19, 2006, we have incurred $28,017 in professional fees mainly on legal and accounting matters. This cost category varies depending on legal and accounting requirements.

COMPENSATION: No compensation costs were incurred for the quarters ended August 31, 2009, or 2008 and no direct compensation costs have been incurred since inception.

COMMUNICATIONS EXPENSES: No ($0) communications costs were incurred in the most recent quarter which ended on August 31, 2009, while $2,080 was incurred for the comparative period last year. For the period October 19, 2006 (inception), through August 31, 2009, a total of $16,600 has been spent on communication costs related to our business. Communications costs dropped in the quarter under review as a result of reduced activity and communications with persons, representatives and corporations in China.

OFFICE EXPENSES: $498 in office costs were incurred in the most recent quarter which ended on August 31, 2009, while $2,707 was incurred during the comparative period last year. For the period October 19, 2006 (inception), through August 31, 2009, a total of $16,267 has been spent on office related expenses which are mostly comprised of facsimile, courier, photocopy, postage and other general office expenses and services.

TRAVEL, ENTERTAINMENT AND MEAL EXPENSES: $828 in travel, entertainment and meal costs were incurred in the most recent quarter which ended on August 31, 2009, and $0 (nil) was incurred for the comparative period last year. For the period October 19, 2006 (inception), through August 31, 2009, a total of $12,429 has been spent on this category.

CONTRIBUTED EXPENSES: $0 in contributed expenses (for contributed administrative costs) were incurred for the quarters ended August 31, 2009, and 2008. A total of $150 has been incurred from inception on October 19, 2006, to August 31, 2009. All contributed expenses are reported as contributed costs with a corresponding credit to additional paid-in capital.

EXPLORATION OF RESOURCE PROPERTIES: We did not spend anything on the exploration of our resource property for the quarters ended August 31, 2009, or 2008. A total of $30,000 has been incurred from inception on October 19, 2006 to August 31, 2009 for this expense item. This category will vary depending on our exploration activities and acquisitions.

TRANSFER AGENT FEES AND RELATED EXPENSES: $600 was paid to our transfer agent in the quarter. No such expense was incurred for the similar quarter in 2008. A total of $5,660 has been incurred from inception on October 19, 2006, to August 31, 2009, for transfer agent fees and related expenses.

OTHER GENERAL AND ADMINISTRATIVE COSTS: No other costs were incurred in the current quarter under review or during the comparative periods last year. From October 19, 2006 (inception), through August 31, 2009, Sierra has spent a total of $0 on other or miscellaneous expenses or services

NET CASH USED IN OPERATING ACTIVITIES: For the three month period ended on August 31, 2009, $1,735 in net cash was used and for the quarter ended August 31, 2008, a total of $21,528 was used. $111,384 in net cash has been used since inception on October 19, 2006, through August 31, 2009.

INCOME TAX PROVISION: As a result of operating losses, there has been no provision for the payment of income taxes to date in 2008 – 2009 or from the date of inception.

During the current quarter under review, Sierra did not sell any shares of its common stock. As of the date of this report Sierra has 8,900,000 common shares issued and outstanding.

Sierra continues to carefully control its expenses and overall costs as it moves its business development plan forward. Sierra does not have any employees and engages personnel through outside consulting contracts or agreements or other such arrangements, including for legal, accounting and technical consultants.

Plan of Operation

Sierra believes we cannot satisfy our cash requirements for the current fiscal year end of May 31, 2010 with available cash on hand and will have to seek additional financing immediately. As of August 31, 2009, we had a deficit of $1,384 in unallocated working capital.

For the balance of the current fiscal year to May 31, 2010, upon receipt of the engineering report on evaluation of the phase I work program on our optioned mineral property, we will concentrate our efforts on the review of the report and securing additional financing to be able to carry out our business plan. Following industry trends and demands, we are also considering the acquisition of other properties and projects of merit. In either situation, we will try to raise the funds required from a new public offering, a private placement, loans or the establishment of a joint venture whereby a third party would pay the costs associated with phase II and we would retain a carried interest. At the present time, we have not made any plans to raise additional funds and there is no assurance that we would be able to raise money in the future.

Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue through fiscal 2009 – 2010. Management projects that we will require up to $130,000 to fund ongoing operating expenses and working capital requirements for the next twelve months, broken down as follows:

Operating expenses	$35,000
Phase II exploration program	50,000
Working Capital	45,000
Total	$130,000

As at August 31, 2009, we had a working capital deficit of $1,384. We do not anticipate that we will be able to satisfy any of these funding requirements internally until we significantly increase our revenues.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the year ended May 31, 2009, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional notes describing the circumstances that lead to this disclosure by our independent auditors. Our issuance of additional equity securities could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for continued operations. We are pursuing various financing alternatives to meet immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it could be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our obligations as they come due.

Liquidity and Capital Resources

As of end of the last quarter on August 31, 2009, we have yet to generate any revenues.

Since inception, we have used our common stock and loans or advances from our officers and directors to raise money for our optioned acquisition and for corporate expenses. Net cash provided by financing activities from inception on October 19, 2006, to August 31, 2009, was $115,000 as a result of gross proceeds received from sales of our common stock. We issued 6,000,000 shares of common stock through a Section 4(2) offering in October, 2006 for cash consideration of $6,000. We issued 900,000 shares of common stock through a Regulation D offering in November, 2006 for cash consideration of $9,000 to a total of 5 placees. In the fiscal year ended May 31, 2008, $100,000 cash was provided by financing activities as the result of the sale of 2,000,000 shares of common stock at a price of $0.05 per share issued under our SB-2 registration statement.

As of August 31, 2009, our total assets consisting entirely of cash amounted to $3,616 and total liabilities were $5,000. Working capital stood at negative $1,384.

For the quarter ended August 31, 2009, the net loss was $3,410 ($0.000 per share). The loss per share was based on a weighted average of 7,606,849 common shares outstanding. The net loss from inception to August 31, 2009, is $116,593.

Inflation / Currency Fluctuations

Inflation has not been a factor during the recent quarter ended August 31, 2009. Although inflation is moderately higher than it was during 2008 the actual rate of inflation is not material and is not considered a factor in our contemplated capital expenditure program.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations that provide financing, liquidity, market risk or credit risk support to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
N/A

Security Ownership of Management

The following table sets forth the names and addresses of each of our directors and officers and their respective date of commencement of their term with Sierra. All directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

Title of Class	Name and Address of Beneficial Owner[1] 2	Amount and Nature of Beneficial Ownership		Percentage of Class[3]
common stock	Ian Jackson 1685 H Street, No. 155, Blaine, WA 98230	Nil	Direct	0%
common stock	Ken Liebscher 5446 Canvasback Road, Blaine WA 98230	6,000,000	Direct	67.4%
common stock	Total Directors and Officers	6,000,000	Direct	67.4%

1 The person named above may be deemed to be a “parent” and “promoter” of Sierra, within the meaning of such terms under the Securities Act by virtue of his direct and indirect stock holdings. Mr. Jackson is the only “promoter” of Sierra Ventures, Inc.

2 A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report as of which there were 8,900,000 shares of our common stock issued and outstanding.
3 Based on 8,900,000 number of shares of common stock issued and outstanding as of December 11, 2009

There are no outstanding stock options.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Ian Jackson [1]	former Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Director	54	October 19, 2006
Ken Liebscher [2]	Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Director	67	December 14, 2009

1 Mr. Jackson resigned as an executive officer effective December 14, 2009.
2 Mr. Liebscher was appointed director and officer effective December 14, 2009.

None of the directors or officers has professional or technical accreditation in the exploration, development or operations of mining or mining related projects. During the past year, our president, Mr. Jackson, spent approximately 10% of his time (approximately 6 hours per week) on the affairs of Sierra. For the coming year, it is anticipated that time commitment and requirement will remain approximately the same.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Ian Jackson

Mr. Jackson is a director and served as President, Secretary and Treasurer. Since April, 2008 he has served as the President and a director of Pentco Industries, Inc., a Washington State manufacturer of residential interior design products including windows, doors, counters, and other kitchen and living products. For the prior 18 months he was a director and Purchasing Manager of Pentco and was Plant Manager from 1999 to 2005 after originally being part of the group that founded the company in 1979. He has been a director of Pentco since its inception. During the early 1990’s he spent time in Hong Kong exhibiting to Chinese companies which were involved in residential project management and design. Mr. Jackson was seeking contracts for Pentco and other North American companies to manufacture to the specific requirements of the Chinese economy for their burgeoning residential home markets. The company developed new contacts and markets for its products and services for China and the Far East.

Ken Liebscher

Ken Liebscher is a businessman with over 35 years of securities and executive management experience. Mr. Liebscher is a graduate of St. George's School, Vancouver, British Columbia and also attended the University of British Columbia.

Mr. Liebscher held executive level positions while at the world's largest dental products manufacturer, Dentsply International Inc., where he spent over 22 years in positions culminating as the Manager of their West Coast Division, headquartered in San Francisco California. Mr. Liebscher was recruited by a major Europe based competitor, Ivoclar Liechtenstein to lead their entry into the North American market and, within two years, became Executive Vice President of Sales and Marketing and helped expand this company's sales to $300M US.

Mr. Liebscher became a director of a publicly held company called E.T.C. Industries Ltd. in 1992 and became President of its wholly owned subsidiary, THE ELECTRIC CAR COMPANY and, in 1994, led a team that developed the MI 6 prototype electric car from the ground up.

Mr. Liebscher has served as an officer and director on numerous public companies since 1992. This experience has resulted in his involvement in exploration projects in Peru, Eastern Europe (Slovak Republic), and British Columbia, Ontario, Quebec and New Brunswick (Canada).

Mr. Liebscher currently serves on the Board of Directors of UTEC, Inc. (UTEI.PK).

Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons have had any of the following events occur:

  a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
  being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

General

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended May 31, 2009, and 2008; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended May 31, 2009, and 2008, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ian Jackson[1] former President, CEO, CFO, COO and Director	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Ken Liebscher [2] President, CEO, CFO, COO and Director	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

1 Mr. Jackson resigned as an executive officer on December 14, 2009;
2 Mr. Liebscher was appointed as executive officer and director on December 14, 2009.

Further, Mr. Ian Jackson is deemed to have received $50 in 2008 – 2009 from Sierra for certain administrative services as contributed administrative services with a corresponding credit to additional paid-in capital. No payments were made. Otherwise, Mr. Jackson, our senior officer and director, has received no compensation for his time or services rendered to Sierra and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business. The fair market value of the 6,000,000 shares of Sierra issued to Mr. Jackson in October 2006 for cash consideration of $6,000 did not exceed the $0.001 per share that he paid for the shares.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favour of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by Sierra for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by Sierra, with respect to the officers, directors, employees or consultants of Sierra that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

During the last two years and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;
(b)	any proposed director of officer of our company;
(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY A
ND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “SRVS”. Our CUSIP number is 82651H 102.. The quotation was first posted at the opening on May 29, 2009 with an opening bid of $0.05 and offer at $0.10. No shares had traded as of the date of this report.

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the symbol “SRKR” in May 2007. As of December 11, 2009, trading in our common stock has not commenced, therefore no table of high/low bid prices is presented in this report.

Holders of our Common Stock

Our common shares are issued in registered form. Olde Monmouth Stock Transfer Co., Inc., of  200 Memorial Parkway, Atlantic Highlands, NJ 07716 is our stock transfer agent. They can be contacted by telephone at (732) 872-2727 and by facsimile at (732) 872-2728.

As of December 11, 2009, the shareholders' list of our shares of common stock showed 34 registered shareholders holding 8,900,000 shares; there are no shares held by broker-dealers. There are 8,900,000 shares outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans in place.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF REGISTRANT’S SECURITIES

As of December 11, 2009, there were 8,900,000 shares of our common stock issued and outstanding, held by 34 holders of record.

Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share. Our shareholders (i) have equal rateable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors; (ii) are entitled to share rateably in all of the assets for distribution to holders of common stock upon liquidation, dissolution or winding up of our business affairs; (iii) do not have pre-emptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid and non-assessable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Wyoming Statutes, and our Bylaw IX, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interests. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods, including the interim period up through the date the relationship ended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2009, Ian Jackson resigned as our President, Chief Executive Officer, Chief Financial Officer and Secretary. As a result of the resignation, we appointed Ken Liebscher as our new President, Chief Executive Officer, Chief Financial Officer, Secretary and to the board of directors.

There was no disagreement between Mr. Jackson and our company’s policies or procedures and Mr. Jackson remains on our board of directors.

There are no family relationships between Mr. Liebscher and our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA VENTURES, INC.

Per:

/s/ Ken Liebscher
Ken Liebscher
President, Chief Executive Officer, Secretary, Treasurer and Director
December 23, 2009